Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Azur Pharma Public Limited Company (the “Registrant”) pertaining to the registration of 1,541,000 ordinary shares, nominal value $0.0001 per share, of the Registrant, issuable to directors and employees of the Registrant and its affiliates, upon the exercise of options previously issued under the Amended and Restated Rules of the Azur Pharma Public Limited Company Share Option Plan, of our reports dated March 8, 2011, with respect to the consolidated financial statements and schedule of Jazz Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Jazz Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission, that are incorporated by reference in the Registrant’s prospectus filed on November 10, 2011 pursuant to Rule 424(b)(3) of the Securities Act relating to the Registrant’s Registration Statement on Form S-4 (File No. 333-177528), as amended.

/s/ Ernst & Young LLP

Redwood City, California

December 22, 2011